Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Evergy Announces 2020 First Quarter Results

•	GAAP EPS of $0.31; Adjusted EPS (Non-GAAP) of $0.41

•	Declares quarterly dividend of $0.505

KANSAS CITY, MO., May 6, 2020 - Evergy, Inc. (NYSE: EVRG) today announced first quarter 2020 earnings of $69 million, or $0.31 per share, compared with earnings of $100 million, or $0.39 per share, for the first quarter of 2019.

Evergy's adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $94 million and $0.41, respectively, in the first quarter of 2020 compared with $111 million and $0.44, respectively, in the first quarter of 2019. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

First quarter earnings per share were lower than last year, mainly driven by unfavorable weather and lower corporate-owned life insurance (COLI) benefits. These effects were partially offset by lower operating and maintenance expenses driven by continued execution of cost management, costs incurred in 2019 from a winter storm, and fewer shares outstanding.

"Preserving employee and public safety, while delivering safe and reliable energy to customers, is always our first priority, especially during this truly unique time" said Terry Bassham, Evergy president and chief executive officer. "To also deliver another solid quarter of financial results under these circumstances is a testament to all our employees and management team."

Dividend Declaration

The Board of Directors declared a dividend on the Company's common stock of $0.505 per share payable on June 19, 2020. The dividends are payable to shareholders of record as of May 20, 2020.

Earnings Conference Call

Evergy management will host a conference call Thursday, May 7, with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (888) 353-7071, conference ID 2842019. A webcast of the live conference call will be available at www.evergyinc.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed first-quarter financial information, the Company's quarterly report on Form 10-Q for the period ended March 31, 2020 and other filings the Company has made with the Securities and Exchange Commission are available on the Company's website at www.evergyinc.com.

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Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude costs resulting from rebranding, voluntary severance and advisor expenses. This information is intended to enhance an investor's overall understanding of results. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations or more useful than the GAAP information provided elsewhere in this report.

The following table provides a reconciliation between net income attributable to Evergy, Inc. and diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP).

Evergy, Inc.
Consolidated Earnings and Diluted Earnings Per Share
(Unaudited)
	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended March 31	2020		2019
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$69.4	$0.31	$99.5	$0.39
Non-GAAP reconciling items:
Rebranding costs, pre-tax(a)	—	—	0.2	—
Voluntary severance costs, pre-tax(b)	27.0	0.12	14.8	0.06
Advisor expenses, pre-tax(c)	6.6	0.02	—	—
Income tax benefit(d)	(8.8)	(0.04)	(3.4)	(0.01)
Adjusted earnings (non-GAAP)	$94.2	$0.41	$111.1	$0.44

(a)
Reflects external costs incurred to rebrand the legacy Westar Energy and KCP&L utility brands to Evergy and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(b)
Reflects severance costs incurred associated with certain voluntary severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(c)	Reflects advisor expenses incurred associated with strategic planning and are included in operating and maintenance expense on the consolidated statements of comprehensive income.

(d)	Reflects an income tax effect calculated at a statutory rate of approximately 26%, with the exception of certain non-deductible items.
About Evergy

Evergy, Inc. (NYSE: EVRG), through its operating subsidiaries Evergy Metro and Evergy Kansas Central, provides clean, safe and reliable energy to 1.6 million customers in Kansas and Missouri. The 2018 combination of KCP&L and Westar Energy to form Evergy created a leading energy company that provides value to shareholders and a stronger company for customers.

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Evergy's mission is to empower a better future. Today, about half the power supplied to homes and businesses by Evergy comes from emission-free sources, creating more reliable energy with less impact to the environment. We will continue to innovate and adopt new technologies that give our customers better ways to manage their energy use.

For more information about Evergy, visit us at www.evergy.com.

Forward Looking Statements

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to our strategic plan, including, without limitation, earnings per share and dividend growth targets, operating and maintenance expense savings goals and future capital allocation plans; the outcome of regulatory and legal proceedings; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as "anticipates," "believes," "expects," "estimates," "forecasts," "should," "seeks," "intends," "proposed," "projects," "planned," "outlook," "remain confident," "goal," "will" or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and reduced demand for coal-based energy; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as the availability and ability of our employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies' ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear

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facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to increased costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence our strategic plan, financial results or operations; the possibility that the expected value creation from the merger of Great Plains Energy Incorporated (Great Plains Energy) and Evergy Kansas Central that resulted in the creation of Evergy will not be realized, or will not be realized within the expected time period; difficulties related to the integration, including the diversion of management time; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by the Evergy Companies with the Securities and Exchange Commission. Reports filed by the Evergy Companies with the Securities and Exchange Commission should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergy.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-575-8089 Gina.Penzig@evergy.com Media line: 888-613-0003

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